                                                                     EXHIBIT 8.2


[LETTERHEAD OF MINTZ LEVIN


COHN FERRIS


GLOVSKY AND


POPEO PC]


                                                        One Financial Center


                                                        Boston, Massachusetts
                                                        02111


                                                        617 542 6000


                                                        617 542 2241 fax





                                                        701 Pennsylvania Avenue,
                                                        N.W.


                                                        Washington, D.C. 20004


                                                        202 434 7300


                                                        202 434 7400 fax


                                                        Home Page: www.mintz.com


Boston        Washington



                                                                November 3, 1997



Branford Savings Bank


45 South Main Street


Branford, CT 06405



Gentlemen:



     You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which will be included in the Registration Statement on Form S-4 (the "Registration Statement") filed on September 5, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities act of 1933, as amended (the "Securities Act"). The Proxy Statement/Prospectus relates to the proposed merger of Merger Bank, a wholly-owned subsidiary of North Fork Bancorporation, Inc. ("North Fork") with and into Branford Savings Bank ("Branford") so that Branford will become and continue as a wholly-owned subsidiary of North Fork. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.



     We have reviewed the Proxy Statement/Prospectus and such other material as we have deemed necessary or appropriate as a basis for the opinion expressed herein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.



     Based upon the foregoing, and subject to the qualifications and the accuracy of the assumptions made therein, it is our opinion that the statements made under the captions "SUMMARY -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.



     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus and to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.



November 3, 1997


Page 2



whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                          Very truly yours,



                                          /s/ Mintz, Levin, Cohn, Ferris,


                                            Glovsky and Popeo, P.C.


                                            MINTZ, LEVIN, COHN, FERRIS,


                                            GLOVSKY AND POPEO, P.C.